Exhibit 99.1

NEWS RELEASE

RIVIERA RESOURCES REPORTS SECOND QUARTER 2020 RESULTS AND ANNOUNCES SALE OF CERTAIN ANADARKO BASIN PROPERTIES FOR APPROXIMATELY $16 MILLION

HOUSTON, August 6, 2020 – Riviera Resources, Inc. (OTCQX: RVRA) (“Riviera” or the “Company”) and its wholly owned subsidiary, Blue Mountain Midstream LLC (“Blue Mountain”) announces financial and operating results for the second quarter 2020 and provides a strategic update.

The Company highlights the following accomplishments:

•	Returned approximately $355 million to shareholders in the last eight months:

•	Cash distribution of $4.25 per share paid to shareholders on December 12, 2019

•	Cash distribution of $1.00 per share paid to shareholders on April 24, 2020

•	Cash distribution of $0.75 per share paid to shareholders on May 12, 2020

•

Signed definitive agreements to sell the remaining North Louisiana assets for a contract price of $26.5 million, and interests in certain properties located in the Anadarko Basin in Oklahoma for a contract price of approximately $16 million

•	Proceeds will be added to the Company’s existing cash on the balance sheet, and allow the option to return more capital in the future

•	Engaged EnergyNet to help sell the remaining upstream assets

•

Ended the second quarter with a consolidated cash balance of ~$56 million and ~$75 million drawn on the Blue Mountain Midstream LLC (“Blue Mountain”) senior secured revolving loan facility (the “Blue Mountain Credit Facility”)

•

Reduced general and administrative expenses, excluding share-based compensation expenses and severance expenses, by $3.6 million, a decrease of 31% from the first quarter 2020, through cost reduction initiatives, including combining upstream and Blue Mountain management teams

•	Continued ongoing engagement with Tudor, Pickering, Holt & Co. to explore a potential sale or merger for Blue Mountain

Blue Mountain highlights:

•	Continued expansion of the water gathering system, connecting 6 pads in the second quarter of 2020

•	Averaged 81% of gathered water on pipe in the second quarter of 2020, with approximately 92% disposed in company owned or working interest salt water disposal (“SWD”) wells

•	Invested majority of capital through July 31, 2020, with approximately $3 million left to spend in 2020

Riviera Upstream highlights:

•	Outperformed second quarter upstream guidance with respect to Adjusted EBITDAX, with higher oil and gas production, lower capital, and operating expenses in line with guidance ranges

David Rottino, Riviera’s President and Chief Executive Officer, commented, “In the second quarter, the Company outperformed upstream Adjusted EBITDAX guidance and returned approximately $105 million to shareholders through two separate distributions. Furthermore, we significantly reduced operating and general and administrative costs during the second quarter by consolidating management of Blue Mountain within the Company’s existing executive management team. So far in 2020, we have closed four transactions for approximately $69 million, recently announced the sale of our interest in properties located in North Louisiana and the Anadarko Basin in Oklahoma for a combined contract price of $42.3 million and have engaged EnergyNet to market our remaining upstream assets. Once we close these remaining transactions, it will result in a complete exit from the upstream business. In addition, we continue to work closely with Tudor, Pickering, Holt & Co to explore a potential sale or merger for Blue Mountain.”

Key Financial Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
$ in millions	2020	2019	2020	2019
Average daily production (MMcfe/d)	52	286	62	275
Total oil, natural gas and NGL revenues	$11	$67	$26	$143
Net (loss) income	$(21)	$(7)	$(123)	$6
Adjusted EBITDAX (a non-GAAP financial measure) (1)	$2	$35	$12	$64
Net cash provided by (used in) operating activities	$(8)	$21	$(12)	$59
Oil and natural gas capital	$1	$16	$1	$54
Total capital	$—	$41	$14	$102

(1)	Includes severance costs of approximately $3.8 million for the three months ended June 30, 2020, $5.2 million and $0.1 million for the six months ended June 30, 2020 and June 30, 2019, respectively.

Asset Sales

Thus far in 2020, the Company has closed four transactions generating aggregate proceeds of approximately $69 million. The four transactions include the sale of properties located in the Uinta Basin (closed January 2020), the sale of properties located in East Texas (Overton field closed January 2020 and Personville field closed February 2020), and the Oklahoma City Office building (closed February 2020).

The Company announced today that it has signed a definitive agreement to sell its interest in certain properties located in the Anadarko Basin in Oklahoma. The transaction is expected to close in the fourth quarter of 2020 for a contract price of $15.8 million. The properties are located in 14 counties throughout central and northwest Oklahoma, and consist of approximately 2,100 wells with average second quarter net production of approximately 28 Mmcfe/d. As previously announced, the Company has signed a definitive agreement to sell its North Louisiana assets for a contract price of $26.5 million that is expected to close in the third quarter of 2020. These transactions are subject to satisfactory completion of due diligence, as well as the satisfaction of closing conditions.

The Company has engaged EnergyNet to help sell its remaining upstream assets, with plans to close in the fourth quarter of 2020. After closing these transactions, the Company will completely exit the upstream business. Riviera will continue to own Blue Mountain Midstream LLC. Given the announced and planned sales, the Company has chosen not to provide guidance for its Upstream business.

Return of Capital to Shareholders

In 2020, the Company has returned approximately $107 million of capital to shareholders through a $1.00 per share cash distribution paid to shareholders on April 24, 2020, a $0.75 per share cash distribution paid to shareholders on May 12, 2020, and share repurchases.

The Board and management will consider using the proceeds from announced asset sales to make additional cash distributions to shareholders.

General and Administrative Cost Reduction Initiatives

The Company remains focused on finding ways to continue to reduce general and administrative costs. During the second quarter of 2020, we consolidated management of Blue Mountain with the Company’s existing executive management team, while continuing to maintain separate capital structures for each entity.

In the second quarter of 2020, Riviera Upstream’s general and administrative expenses, excluding share-based compensation expenses and severance expenses, were approximately $6.0 million, a decrease of 29% from the first quarter 2020.

In the second quarter of 2020, Blue Mountain’s general and administrative expenses, excluding share-based compensation expenses and severance expenses, were approximately $1.8 million, a decrease of 38% from the first quarter 2020.

Upstream Business Update

Second Quarter 2020 Activity

Riviera’s production for the second quarter averaged approximately 52 MMcfe/d, exceeding the high end of our guidance range. The Company performed in line with expectations in the second quarter with respect to its upstream capital and operating expenses. Upstream capital expenditures were approximately $0.7 million, operating expenses were approximately $5.2 million and adjusted general and administrative expenses were approximately $6.0 million.

Operating Expenses

The Company has taken several proactive steps to significantly reduce lease operating expenses, including a reduction in workforce, optimizing compression and well workover programs, and negotiating lower overall service costs. As a result, lease operating costs in the second quarter of 2020 were approximately $2.9 million.

Blue Mountain Business Update

Second Quarter 2020 Activity

In the second quarter of 2020, natural gas throughput on Blue Mountain’s system averaged 97 MMcf/d, an 18% decline compared to the first quarter of 2020. Starting in April, due to consistently low commodity prices, certain producers elected to shut-in portions of their production resulting in the lower throughput.

With respect to its water business, Blue Mountain continues to make considerable progress on the buildout of its water gathering system. During the first quarter, Blue Mountain managed 3.5 million barrels of water, or approximately 38,075 barrels per day. Of that total, the Company moved over 31,000 barrels per day on pipe (up 33% from first quarter 2020), representing 81% of managed water on Blue Mountain pipe.

Blue Mountain began construction of its crude oil gathering system in October 2019. The initial segments on its South system were placed in service on February 1, 2020 and the initial segments on its North system were placed in service on March 2, 2020. In the second quarter, Blue Mountain averaged 3,600 barrels per day on its crude gathering system.

In the second quarter of 2020, approximately $6 million of capital was reclassed as inventory, primarily related to compression purchased for the gas gathering system. Blue Mountain’s capital was approximately $13 million in the first half of 2020, with the majority of capital invested in water and crude oil gathering pipelines. Blue Mountain expects full year 2020 capital of approximately $19 million.

Given the dynamic environment, drilling uncertainty in the Mid-Continent region, and on-going strategic process, the Company has chosen not to provide third quarter guidance for Blue Mountain.

Balance Sheet and Liquidity

Riviera and Blue Mountain have established separate credit facilities. As of June 30, 2020, Riviera held approximately $55 million of cash, and there were no borrowings outstanding on Riviera’s revolving credit facility (the “Riviera Credit Facility”). Riviera had borrowing commitments of up to $30 million with available borrowing capacity of approximately $29 million, inclusive of outstanding letters of credit.

As of June 30, 2020, Blue Mountain held approximately $1 million of cash, and had approximately $75 million drawn on its revolving credit facility. Blue Mountain had borrowing commitments of up to $200 million with available borrowing capacity of approximately $115 million, including outstanding letters of credit, subject to covenant restrictions in the Blue Mountain Credit Facility.

As of July 31, 2020, there were no borrowings on the Riviera Credit Facility, and $76 million drawn on the Blue Mountain Credit Facility.

Second Quarter Actuals

Below is a summary of the Company’s consolidated second quarter results.

	Q2 2020 Actuals		Q2 2020 Actuals		Q2 2020 Actuals
	Upstream		Blue Mountain		Consolidated
Net Production (MMcfe/d)	52				52
Natural gas (MMcf/d)	37				37
Oil (Bbls/d)	1,340				1,340
NGL (Bbls/d)	1,142				1,142

Other revenues, net (in thousands) (1)	$841	(2)	$4,202	(3)	$5,043	(4)

Costs (in thousands)	$5,200		$278		$5,478
Lease operating expenses	$2,894				$2,894
Transportation expenses	$1,209				$1,209
Taxes, other than income taxes	$1,097		$278		$1,375

Adjusted general and administrative expenses (Non-GAAP) (5)	$6,006	(6)	$1,710	(7)	$7,716	(8)
General and administrative- severance expenses	$1,567		$2,186		$3,753

(in thousands)
Adjusted EBITDAX (Non-GAAP)	$3,162		$(195)		$2,967
Cash interest expense (Non-GAAP) (9)	$—		$501		$501
Oil and natural gas capital	$647				$647
Total capital	$721		$(745	) (10)	$(24	) (10)

(1)	Includes other revenues and margin on marketing activities
(2)	Includes other revenues of less than $0.1 million, plus marketing revenues of approximately $0.8 million, less marketing expenses of less than $0.1 million
(3)

Includes marketing revenues of approximately $21.0 million, less adjusted marketing expenses of approximately $16.8 million. Adjusted marketing expenses is a non-GAAP measure that excludes share-based compensation expenses of less than $0.1 million

(4)

Includes other revenues of less than $0.1 million, plus marketing revenues of approximately $21.8 million, less adjusted marketing expenses of approximately $16.8 million. Adjusted marketing expenses is a non-GAAP measure that excludes share-based compensation expenses of less than $0.1 million

(5)	Adjusted general and administrative expenses is a non-GAAP measure that excludes share-based compensation expenses and severance expenses presented for the purpose of comparing to guidance
(6)

Represents general and administrative expenses of approximately $7.8 million, excluding share-based compensation expenses of approximately $0.2 million, and severance expenses of approximately $1.6 million

(7)

Represents general and administrative expenses of approximately $3.4 million, excluding a credit to share-based compensation expenses of approximately ($0.5) million, and severance expenses of approximately $2.2 million

(8)

Represents general and administrative expenses of approximately $11.2 million, excluding a credit to share-based compensation expenses of approximately ($0.3) million, and severance expenses of approximately $3.8 million

(9)	Excludes non-cash amortization
(10)	Includes a credit of approximately ($6.2) million for capital expenditures reclassed to inventory

Upstream Segment - Second Quarter Actuals versus Guidance

The comparison to guidance below is for the upstream assets only.

	Q2 2020 Actuals		Q2 2020 Guidance
Net Production (MMcfe/d)	52		41 – 46
Natural gas (MMcf/d)	37		33 – 36
Oil (Bbls/d)	1,340		725 – 825
NGL (Bbls/d)	1,142		725 – 850

Other revenues, net (in thousands) (1)	$841	(2)	$150 – $ 250

Costs (in thousands)	$5,200		$3,750 – $5,500
Lease operating expenses	$2,894		$3,000 – $4,000
Transportation expenses	$1,209		$500 – $ 1,000
Taxes, other than income taxes	$1,097		$250 – $500

Adjusted general and administrative expenses (Non-GAAP) (3)	$6,006	(4)	$5,000 – $6,500
General and administrative- severance expenses	$1,567		$1,000 – $2,000

Targets (Mid-Point) (in thousands)
Adjusted EBITDAX (Non-GAAP)	$3,162		($1,250)
Capital expenditures	$721		$1,000

(1)	Includes other revenues and margin on marketing activities
(2)	Includes other revenues of less than $0.1 million, plus marketing revenues of approximately $0.8 million, less marketing expenses of less than $0.1 million
(3)	Adjusted general and administrative expenses is a non-GAAP measure that excludes share-based compensation expenses and severance expenses presented for the purpose of comparing to guidance
(4)

For the three months ended June 30, 2020 represents general and administrative expenses of approximately $7.8 million, excluding share-based compensation expenses of approximately $0.2 million, and severance expenses of approximately $1.6 million

Hedging Update

Riviera Upstream Hedges

	2020		2021
Natural Gas	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
Swaps	30	$2.82	10	$2.44
Oil	Volume (Bbls/d)	Average Price (per Bbl)	Volume (Bbls/d)	Average Price (per Bbl)
Swaps	500	$64.63	—	$—
Natural Gas Basis Differential positions	Volume (MMMBtu/d)	Average Price (per MMBtu)	Volume (MMMBtu/d)	Average Price (per MMBtu)
PEPL Basis Swaps	20	($0.45)	—	$—

Earnings Release / Form 10-Q

The Company has provided supplemental earnings information that can be found at the following link on our website: http://ir.rivieraresourcesinc.com/events-and-presentations. The Company is not hosting a conference call this quarter. The Company expects to file its second quarter Form 10-Q with the U.S. Securities and Exchange Commission on or around August 6, 2020.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. The primary additional measures used by management are earnings before interest, taxes, depreciation and amortization, exploration costs, noncash gains and losses on commodity derivatives, accrued settlements on commodity derivative contracts related to current production period, share-based compensation expenses, gains and losses on asset sales and other, reorganization items, and asset impairments (“Adjusted EBITDAX”) and earnings before interest, taxes, depreciation and amortization, noncash gains and losses on commodity derivatives, accrued settlements on commodity derivative contracts related to current production period, share-based compensation expenses, gains and losses on asset sales and other, and asset impairments (“Adjusted EBITDA”). Management believes these non-GAAP financial measures provide useful information to investors because these non-GAAP measures, when viewed with the Company’s GAAP results and accompanying reconciliations, provide a more complete understanding of the Company’s performance than GAAP results alone.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. These statements include, among others, statements regarding our 2020 guidance, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, our strategic objectives with respect to Blue Mountain Midstream, our engagement of financial advisors with respect to strategic alternatives, our financial position, business strategy and other plans and objectives for future operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, volatility of oil, natural gas and natural gas liquid prices or a prolonged period of low oil, natural gas or natural gas liquid prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other oil producing nations, such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil, the effects of excess supply of oil and natural gas resulting from the reduced demand caused by the novel coronavirus disease global pandemic and the actions by certain oil and natural gas producing countries, market prices for oil, natural gas and NGLs, production volumes, estimates of proved reserves, capital expenditures, the capacity and utilization of midstream facilities, economic and competitive conditions, credit and capital market conditions, regulatory changes and other uncertainties. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Investor Relations

(281) 840-4168

IR@RVRAresources.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2020	December 31, 2019
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$55,641	$116,237
Accounts receivable – trade, net	22,551	51,355
Derivative instruments	7,059	7,283
Restricted cash	24,139	32,932
Other current assets	13,057	12,853
Assets held for sale	—	104,773

Total current assets	122,447	325,433

Noncurrent assets:
Oil and natural gas properties (successful efforts method)	173,899	180,307
Less accumulated depletion and amortization	(136,566)	(35,603)

	37,333	144,704
Other property and equipment	397,057	388,851
Less accumulated depreciation	(72,872)	(50,381)

	324,185	338,470
Other noncurrent assets	5,555	7,652

	5,555	7,652

Total noncurrent assets	367,073	490,826

Total assets	$489,520	$816,259

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$36,294	$80,579
Derivative instruments	766	1,087
Other accrued liabilities	9,490	26,728
Liabilities held for sale	—	35,177

Total current liabilities	46,550	143,571

Noncurrent liabilities:
Credit facilities	75,400	69,800
Asset retirement obligations and other noncurrent liabilities	19,317	29,337

Total noncurrent liabilities	94,717	99,137

Commitments and contingencies (Note 10)
Equity:
Preferred Stock ($0.01 par value, 30,000,000 shares authorized; no shares issued at June 30, 2020, or December 31, 2019)	—	—
Common Stock ($0.01 par value, 270,000,000 shares authorized; 57,907,609 shares and 58,168,756 shares issued at June 30, 2020, and December 31, 2019, respectively)	579	581
Additional paid-in capital	759,186	861,764
Accumulated deficit	(411,512)	(288,794)

Total equity	348,253	573,551

Total liabilities and equity	$489,520	$816,259

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$10,934	$66,757	$25,732	$143,102
Gains (losses) on commodity derivatives	(1,358)	20,249	6,721	7,008
Marketing revenues	21,864	53,394	55,786	120,741
Other revenues	9	5,150	40	11,153

	31,449	145,550	88,279	282,004

Expenses:
Lease operating expenses	2,894	23,845	7,845	47,897
Transportation expenses	1,209	18,053	3,383	37,203
Marketing expenses	16,828	41,811	38,147	95,200
General and administrative expenses	11,219	13,489	21,123	32,480
Exploration costs	—	969	—	2,207
Depreciation, depletion and amortization	4,793	23,181	15,112	44,953
Impairment of assets held for sale and long-lived assets	14,874	18,390	121,658	18,390
Taxes, other than income taxes	1,375	2,599	2,590	8,899
(Gains) losses on sale of assets and other, net	(2,491)	9,885	(2,031)	(17,380)

	50,701	152,222	207,827	269,849

Operating (loss) income	(19,252)	(6,672)	(119,548)	12,155

Other income and (expenses):
Interest expense, net of amounts capitalized	(739)	(2,103)	(1,668)	(3,074)
Other, net	(948)	476	(1,008)	(113)

	(1,687)	(1,627)	(2,676)	(3,187)

Reorganization items, net	(273)	(424)	(494)	(472)

(Loss) income before income taxes	(21,212)	(8,723)	(122,718)	8,496
Income tax (benefit) expense	—	(2,047)	—	2,446

Net (loss) income	$(21,212)	$(6,676)	$(122,718)	$6,050

(Loss) income per share:
Basic	$(0.37)	$(0.10)	$(2.11)	$0.09

Diluted	$(0.37)	$(0.10)	$(2.11)	$0.09

Weighted average shares outstanding – basic	58,041	65,005	58,098	66,900

Weighted average shares outstanding – diluted	58,041	65,089	58,098	67,079

Distributions declared per share	$0.75	$—	$1.75	$—

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2020	2019
	(in thousands)
Cash flow from operating activities:
Net (loss) income	$(122,718)	$6,050
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation, depletion and amortization	15,112	44,953
Impairment of assets held for sale and long-lived assets	121,658	18,390
Deferred income taxes	—	2,446
Gains on derivatives, net	(6,721)	(2,047)
Cash settlements on derivatives	6,843	(2,169)
Share-based compensation expenses	(3,901)	7,885
(Gains) losses on sale of assets and other, net	103	(19,631)
Other	(379)	4,220
Changes in assets and liabilities:
Decrease in accounts receivable – trade, net	27,210	28,361
Decrease in other assets	1,566	10,901
Decrease in accounts payable and accrued expenses	(37,295)	(32,120)
Decrease in other liabilities	(13,763)	(8,438)

Net cash (used in) provided by operating activities	(12,285)	58,801

Cash flow from investing activities:
Development of oil and natural gas properties	—	(56,078)
Purchases of other property and equipment	(25,628)	(48,597)
Proceeds from sale of properties and equipment and other	66,915	95,291

Net cash provided by (used in) investing activities	41,287	(9,384)

Cash flow from financing activities:
Repurchases of shares	(2,653)	(77,744)
Proceeds from borrowings	5,600	115,225
Repayments of debt	—	(26,949)
Debt issuance costs paid	—	(3,040)
Distributions to shareholders	(101,338)	—

Net cash (used in) provided by financing activities	(98,391)	7,492

Net (decrease) increase in cash, cash equivalents and restricted cash	(69,389)	56,909
Cash, cash equivalents and restricted cash:
Beginning	149,169	49,777

Ending	$79,780	$106,686

Adjusted EBITDAX (Non-GAAP Measure)

The non-GAAP financial measure of Adjusted EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, this non-GAAP measure should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX is a measure used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to Adjusted EBITDAX:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net (loss) income	$(21,212)	$(6,676)	$(122,718)	$6,050
Plus (less):
Loss (income) from discontinued operations	—	—	—	—
Interest expense, net of amounts capitalized	739	2,103	1,668	3,074
Income tax (benefit) expense	—	(2,047)	—	2,446
Depreciation, depletion and amortization	4,793	23,181	15,112	44,953
Exploration costs	—	969	—	2,207

EBITDAX	(15,680)	17,530	(105,938)	58,730
Plus (less):
Noncash (gains) losses on commodity derivatives	6,027	(14,552)	1,502	(4,216)
Accrued settlements on commodity derivative contracts related to current production period (1)	(173)	(663)	(461)	(1,028)
Share-based compensation expenses	(325)	3,680	(3,350)	9,987
Write-off of deferred financing fees and other	468	—	468	—
(Gains) losses on sale of assets and other, net (2)	(2,497)	9,839	(1,900)	(18,786)
Reorganization items, net (3)	273	424	494	472
Impairment of assets held for sale	14,874	18,390	121,658	18,390

Adjusted EBITDAX	$2,967	$34,648	$12,473	$63,549

(1)	Represent amounts related to commodity derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(2)	Primarily represent gains or losses on the sale of assets, earnings from equity method investments, gains or losses on inventory valuation, and write-off of deferred financing fees.
(3)

Represent costs and income directly associated with the predecessor’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments were determined.

Adjusted EBITDAX and Adjusted EBITDA (Non-GAAP Measures)

The non-GAAP financial measures of Adjusted EBITDAX and Adjusted EBITDA, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Therefore, these non-GAAP measures should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP. Adjusted EBITDAX and Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP.

Adjusted EBITDAX and Adjusted EBITDA are measures used by Company management to evaluate the Company’s operational performance and for comparisons to the Company’s industry peers. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.

The following presents a reconciliation of net income (loss) to Adjusted EBITDAX and Adjusted EBITDA:

	Three Months Ended June 30, 2020
	(in thousands)
	Consolidated	Upstream	Blue Mountain
Net (loss) income	$(21,212)	$(18,559)	$(2,653)
Plus (less):
Interest expense, net of amounts capitalized	739	118	621
Income tax expense	—	—	—
Depreciation, depletion and amortization	4,793	1,766	3,027

EBITDA	(15,680)	(16,675)	995
Exploration costs	—	—	—

EBITDAX	(15,680)	(16,675)	995
Plus (less):
Noncash losses (gains) on derivatives	6,027	5,989	38
Accrued settlements on commodity derivative contracts related to current production period (1)	(173)	(135)	(38)
Share-based compensation expenses	(325)	211	(536)
Write-off of deferred financing fees and other	468	468	—
(Gains) losses on sale of assets and other, net (2)	(2,497)	(787)	(1,710)
Reorganization items, net (3)	273	273	—
Impairment of assets held for sale and long-lived assets	14,874	13,818	1,056

Adjusted EBITDAX / Adjusted EBITDA	$2,967	$3,162	$(195)

	Six Months Ended June 30, 2020
	(in thousands)
	Consolidated	Upstream	Blue Mountain
Net (loss) income	$(122,718)	$(109,773)	$(12,945)
Plus (less):
Interest expense, net of amounts capitalized	1,668	267	1,401
Income tax expense	—	—	—
Depreciation, depletion and amortization	15,112	9,267	5,845

EBITDA	(105,938)	(100,239)	(5,699)
Exploration costs	—	—	—

EBITDAX	(105,938)	(100,239)	(5,699)
Plus (less):
Noncash losses (gains) on derivatives	1,502	1,209	293
Accrued settlements on commodity derivative contracts related to current production period (1)	(461)	255	(716)
Share-based compensation expenses	(3,350)	529	(3,879)
Write-off of deferred financing fees and other	468	468	—
(Gains) losses on sale of assets and other, net (2)	(1,900)	(809)	(1,091)
Reorganization items, net (3)	494	494	—
Impairment of assets held for sale and long-lived assets	121,658	103,802	17,856

Adjusted EBITDAX / Adjusted EBITDA	$12,473	$5,709	$6,764

(1)	Represent amounts related to commodity derivative contracts that settled during the respective period (contract terms had expired) but cash had not been received as of the end of the period.
(2)	Primarily represent gains or losses on the sale of assets, earnings from equity method investments, gains or losses on inventory valuation, and write-off of deferred financing fees.
(3)

Represent costs and income directly associated with the predecessor’s filing for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code since the petition date, and also include adjustments to reflect the carrying value of certain liabilities subject to compromise at their estimated allowed claim amounts, as such adjustments were determined.